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                                                                     Exhibit 3.2
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                           AMENDED AND RESTATED BYLAWS

                                       OF

                              OVERHILL FARMS, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1.1. The principal office of the corporation shall be located at such place within the State of Nevada as the board of directors may determine from time to time. The initial principal office of the corporation shall be as specified in the articles of incorporation of the corporation.

     Section 1.2. The corporation may also have offices at such other places, within and without the State of Nevada, as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1. All annual meetings of stockholders shall be held at the offices of the corporation in the City of Los Angeles, State of California, or at such other place as from time to time may be designated by resolution of the board of directors. Special meetings of the stockholders may be held at such time and place, within or without the State of Nevada, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Annual meetings of stockholders shall be held at such time and date as may be designated by the board of directors, at which the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 2.3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by Title 7, Chapter 78 of the Nevada Revised Statutes (the "NRS") or by the articles of incorporation, may be called by the chairman of the board of directors, or the president, a majority of the board of directors and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. In addition, the holders holding at least a majority of the shares of Series A Convertible Preferred Stock then outstanding shall have the right to call a special meeting of the stockholders of the Corporation for any purpose; provided, however, such holders of Series A Convertible Preferred Stock may not call a special meeting more than one time during any calendar year.

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         Section 2.4. Notices of meetings shall be in writing and signed by the president, a vice president, the secretary, an assistant secretary, or by such other natural person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid to, each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

         Section 2.5. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

         Section 2.6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, unless required by law, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.7. All elections for directors shall be determined by a plurality of the votes cast. Except as otherwise required by law or the articles of incorporation, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

         Section 2.8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that voting rights of any class are increased, limited or denied by the articles of incorporation, as amended, or the NRS.

         Section 2.9. The stockholders are expressly denied the right to act by written consent. The holders of the Series A Convertible Preferred Stock, however, are permitted to act by written consent in accordance with the designations and preferences of the Series A Convertible Preferred Stock.

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     Section 2.10. Closing of Transfer Books; Record Date. For the purpose of
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determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books of the corporation shall be closed for a stated period but not to exceed in any event sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. If notice is waived by the stockholders, the record date is the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record
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date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

     Section 2.11. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section
2.11. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than twenty (20) days nor more than fifty (50) days prior to the meeting; provided, however, that in the event that less than thirty (30)
                --------  -------
days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the number of shares of the corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to

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the participants at the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Section 2.11. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder seeking to have a proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1. The number of directors shall be neither more than ten
(10) nor less than three (3), as such number may be from time to time specified by resolution of the board of directors; provided, however, that no director's term shall be shortened by reason of a resolution reducing the number of directors. The number of directors constituting the initial board of directors shall be four (4), and shall remain at such number until changed by resolution of the board of directors as aforesaid. The directors shall be elected at the annual meeting of the stockholders or at such other time as reasonable determined by the board of directors, and except as provided in Section 3.2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Nominations of persons for election to the board of directors may be made by the board of directors, by a nominating committee established by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors. Any stockholder of the corporation entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been delivered or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than: (a) with respect to an election to beheld at an annual meeting of stockholders, ninety (90) days prior to the date one year after the immediately proceeding annual meeting of stockholders; or (b) with respect to any special meeting at which the election of directors is to be held, the close of business on the tenth (10th) day following the date on which notice of the special meeting is first given to stockholders. Each written notice delivered to the board of directors by the stockholder shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; and (v) the written consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in full compliance with the foregoing procedure.

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         Section 3.2. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board of directors, effective at a future date, the board of directors shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

         Section 3.3. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

         Section 3.4. The first meeting of each newly elected board of directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3.5. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

         Section 3.6. Special meetings of the board of directors shall be called upon 48 hours' written notice by mail before the date of the meeting or 24 hours' notice delivered personally or by telephone, telegram, telecopy or e-mail to each director before the date of the meeting.

         Section 3.7. A majority of the directors then in office, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Members of the board of directors or of any committee designated by the board of directors may participate in a meeting of the board of directors or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 3.8. The board of directors may, by resolution passed by a majority of the number of directors then authorized, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

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         Section 3.9. The committees shall keep regular minutes of their proceedings and report the same to the board of directors when required.

         Section 3.10. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         Section 4.1 Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

         Section 4.2. Whenever any notice is required to be given under the provisions of the statutes, of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

         Section 5.1. The officers of the corporation shall be chosen by the board of directors and shall be at a minimum a president, a secretary and a treasurer. Any person may hold two or more offices.

         Section 5.2. The board of directors at its first meeting after each annual meeting of stockholders shall choose at a minimum a president, and a secretary, none of whom need be a member of the board of directors.

         Section 5.3. The board of directors may appoint additional officers, including vice presidents, assistant secretaries and assistant treasurers, and such agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

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     Section 5.4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5.5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

     Section 5.6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 5.7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 5.8. The executive vice president (or, in case there is no executive vice president, the senior vice president) shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors may from time to time prescribe.

     Section 5.9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

     Section 5.10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 5.11. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings of the board of directors, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

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     Section 5.12. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

     Section 6.1. Every stockholder shall be entitled to have a certificate, signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. When the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

     Section 6.2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such corporation.

     Section 6.3. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

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                                   ARTICLE VII
                                   AMENDMENTS

     Section 7.1. These bylaws may be amended, altered or repealed at any regular meeting of the board of directors, or at any special meeting of the board of directors if notice of such amendment, alteration or repeal is contained in the notice of such special meeting.

     THE UNDERSIGNED, being the secretary of Overhill Farms, Inc., DOES HEREBY CERTIFY the foregoing to be the amended bylaws of said corporation, as adopted by unanimous consent of all of the members of the Board of Directors on the ______ day of ______, 2002.

                                           ---------------------------------
                                           Secretary

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